SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2018

PARETEUM CORPORATION

(Exact name of registrant as specified in the Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor New York, NY 10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 11, 2018, Pareteum Corporation (the “Company”), acting pursuant to authorization from its Board of Directors, determined to voluntarily withdraw the principal listing of the Company’s common stock, par value $0.00001 (the “Common Stock”), from the New York Stock Exchange (“NYSE”) and transfer the listing to The Nasdaq Stock Market LLC (“Nasdaq”). The Company expects that listing and trading of its common stock on the NYSE will end at market close on October 22, 2018, and that trading will begin on Nasdaq at market open on October 23, 2018.

The Common Stock has been approved for listing on Nasdaq, where it will continue to trade under the stock symbol “TEUM.”

The Company issued a press release in connection with the transfer of the principal listing of the Common Stock to Nasdaq. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release issued by Pareteum Corporation dated October 11, 2018

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2018	PARETEUM CORPORATION

	By:	/s/ Edward O’Donnell
Name: Edward O’Donnell
Title: Chief Financial Officer